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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 except for Notes 18 and 24, as to which the date is June 20, 2005, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company's Current Report on Form 8-K dated June 20, 2005. We also consent to the incorporation by reference in this Registration Statement of our report dated June 25, 2004 relating to the financial statements of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees, which appears in the Annual Report of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees on Form 11-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
July 13, 2005